UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 19, 2011	000-30237
Date of Report (Date of earliest event reported)	Commission File Number

REGENECA, INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0467241
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Technology, Suite C515 Irvine, CA 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 887-6890
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 19, 2011, the Board of Directors terminated Adam Vincent Gilmer as President of the Company.  Initially the role of President and CEO will be combined and Matt Nicosia, the Company’s CEO, will assume the duties of President.

Pursuant to the Employment Agreement with Mr. Gilmer, any termination of employment is also deemed to be a voluntary resignation from the Board of Directors.  As a result of the termination, one vacancy exists on the Board of Directors.  The Board is identifying suitable candidates for independent director.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release dated August 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENECA, INC.

August 22, 2011		/s/ MATTHEW NICOSIA
	Name:	Matthew Nicosia
	Title:	CEO, President and Chairman